SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2003

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE.

On July 31, 2003, the Registrant announced, among other things, that it has filed its Form 10-K for the year ended December 31, 2002 and its Form 10-Q for the three months ended March 31, 2003.

In addition, the Registrant’s inquiry into the events related to negative adjustments to preliminary recorded revenue for products shipped in the third and fourth quarters of 2002 was expanded to cover all of 2001 and 2002, and concluded in July 2003. The inquiry concluded that in certain instances the Registrant recognized revenue earlier than appropriate under accounting principles generally accepted in the United States (GAAP). On April 29, 2003, based on preliminary findings of the inquiry, the Board determined to restate the Registrant’s previously reported financial statements for 2001 and for quarters ended September 30, 2001, December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002. Based on the preliminary findings, the Board also determined to revise financial results that were reported via a press release on February 20, 2003, and a related current report on Form 8-K filed with the SEC.

Included in the announcement were the restated financial statements for 2001, quarters ended September 30, 2001, December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002 and the revised financial results for quarter ended December 31, 2002. Also included were the financial results for the quarter ended March 31, 2003.

The Registrant announced that it will hold a conference call to announce its financial results for the quarter ended June 30, 2003 in mid-August.

A copy of the press release is attached to this Report as Exhibit 99.1.

The information required by Form 8-K, Item 12 – Results of Operations and Financial Condition, is being provided under Item 9 pursuant to SEC Release No. 33-8216. The information in this Report and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly stated by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

	By:	/s/ NANCY A. RICHARDSON

Date: August 1, 2003		Nancy A. Richardson Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Page

99.1	Registrants’ press release issued on July 31, 2003, that relates to, among other things, the filing of its Form 10-K for the year ended December 31, 2002 and its Form 10-Q for the three months ended March 31, 2003.	4